UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  August 18, 2009

Global Energy Holdings Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32918	84-1169517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3348 Peachtree Road, NE Suite 250, Tower Place 200 Atlanta, Georgia		30326
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:        (404) 814-2500

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

As reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2009, Global Energy Holdings Group, Inc. (the “Company”) received a notice from the NYSE Amex LLC (“NYSE Amex”), dated June 3, 2009, informing the Company that it is not in compliance with Section 1003(a)(iv) of the NYSE Amex Company Guide (the “Company Guide”).  The Company was afforded the opportunity to submit a plan of compliance to NYSE Amex, which it did.  On August 18, 2009, NYSE Amex notified the Company that it accepted the Company’s plan of compliance and granted the Company an extension until December 3, 2009 to regain compliance with the continued listing standards of the Company Guide.  If the Company fails to make progress consistent with the compliance plan or to regain compliance with the Company Guide’s continued listing standards by December 3, 2009, then the Company could be subject to delisting procedures from NYSE Amex.

Attached hereto as Exhibit 99.1, and incorporated herein by reference, is the Company’s press release, dated August 24, 2009 related to the acceptance of the Company’s compliance plan by NYSE Amex.

ITEM 9.01   Financial Statements and Exhibits

99.1	Press Release issued by Global Energy Holdings Group, Inc., dated August 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY HOLDINGS GROUP, INC.

Date: August 24, 2009	By:	/s/ Steven Paulik
Steven Paulik
Interim Chief Financial Officer